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Exhibit 10.10

PINNACLE GAS RESOURCES, INC.
STOCK INCENTIVE PLAN

STOCK OPTION AGREEMENT

        This Stock Option Agreement (this "Agreement") is made and entered into effective as of the date of grant set forth below (the "Date of Grant") by and between Pinnacle Gas Resources, Inc., a Delaware corporation (together with its Subsidiary or Subsidiaries, if any, the "Company"), and                        , an individual resident of the State of Wyoming ("Optionee").

RECITALS:

        WHEREAS, Optionee is employed with the Company, pursuant to which, among other things, the Company is granting to Optionee the option to purchase the Company's common stock, subject to the Company's Stock Incentive Plan (the "Plan"); and

        WHEREAS, the Company now desires to grant to Optionee the option described in the Letter effective as of the Date of Grant; and

        WHEREAS, Optionee and the Company now desire to set forth their mutual understanding and agreement with respect to the matters set forth herein;

        NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements set forth in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

Optionee:
Social Security Number:
Address:

Total Option Shares:
Exercise Price Per Share:
Expiration Date:

        1.    Grant of Option.    The Company hereby grants to Optionee an option (the "Option") to purchase the total number of shares of Common Stock of the Company set forth above as "Total Option Shares" (the "Shares") at the "Exercise Price Per Share" set forth above (the "Exercise Price"), subject to all of the terms and conditions of this Agreement and the Plan. The Option is intended to qualify as an "incentive stock option" ("ISO") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), although the Company makes no representation or guarantee that the Option will qualify as an ISO. Any portion of the Option which cannot qualify an ISO shall be a Nonqualified Stock Option.

        2.    Exercise Period.

        2.1   Provided Optionee continues to provide Continuous Service to the Company, and subject to the Plan, the Option may be exercised by Optionee during a period commencing on December 9, 2006 and terminating at the close of business on December 9, 2012 (the "Expiration Date") as follows:

          (a)   On or after December 9, 2006, Optionee may exercise the Option for the purchase of up to 20% of the Shares (60 Shares);

          (b)   On or after December 9, 2007, Optionee may exercise the Option for the purchase of up to an additional 30% of the Shares (90 Shares); and

          (c)   On or after December 9, 2008, Optionee may exercise the Option for the purchase of up to an additional 50% of the Shares (150 Shares).

        2.2   The Option shall expire on the Expiration Date set forth above or earlier as provided in Section 2.1 or 3 of this Agreement or, if applicable, pursuant to Section 21 of the Plan.

        3.    Termination.

        3.1   Upon termination of Continuous Service for any reason, the unvested portion of the Option shall immediately terminate.

        3.2   Except as provided in Section 3.4, upon termination of Continuous Service for any reason other than Cause, Optionee may continue to exercise the Option (to the extent that Optionee is entitled to exercise the Option as of the date of termination) but only within such period of time ending on the date that is 90 days following the termination of Optionee's Continuous Service.

        3.3   The Option (whether or not vested) shall immediately terminate and cease to be exercisable:

          (a)   Upon termination by the Company of Optionee's Continuous Service for Cause; or

          (b)   In the event Optionee accepts employment with an entity the Board reasonably considers a significant competitor of the Company within 90 days after termination by Optionee of his Continuous Service for other than Good Reason.

        3.4   Upon termination of Optionee's Continuous Service as a result of Optionee's Disability, Optionee may continue to exercise the Option (to the extent that Optionee is entitled to exercise the Option as of the date of termination), but only within such period of time ending on the earlier of (i) the date that is 12 months following such termination or (ii) the expiration of the term of the Option as set forth above.

        3.5   Upon termination of Optionee's Continuous Service as a result of Optionee's death, the Option may be exercised (to the extent Optionee is entitled to exercise the Option as of the date of death) by Optionee's estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon Optionee's death, but only within the period ending on the earlier of (i) the date that is 12 months following the date of death or (ii) the expiration of the term of the Option as set forth above.

        4.    Forfeiture.    Notwithstanding anything in the Plan or in this Agreement to the contrary, in the event of (a) a serious breach of conduct by Optionee (including, without limitation, any conduct prejudicial to or in conflict with the Company) or any activity in competition with any of the businesses of the Company or (b) a termination of Optionee's Continuous Service for Cause, the Committee may, if such conduct or activity or termination occurs within one year following the exercise of the Option, require Optionee to repay to the Company any gain realized or payment received upon the exercise of the Option (with such gain or payment valued as of the date of exercise or payment). Such cancellation or repayment obligation shall be effective as of the date specified by the Committee. Any repayment obligation shall be satisfied in cash or, if permitted in the sole discretion of the Committee, it may be satisfied in shares of Common Stock (based upon the Fair Market Value of the share of Common Stock on the date of payment), and the Committee may provide for an offset to any future payments owed by the Company to Optionee if necessary to satisfy the repayment obligation. The determination of whether Optionee has engaged in a serious breach of conduct or any activity in competition with any of the businesses of the Company shall be determined by the Committee in good faith and in its sole discretion.

        5.    Exercise of Option.

        5.1   The Option may be exercised, in whole or in part, by giving written notice of exercise to the Company in a form approved by the Company specifying the number Shares to be purchased. Such notice shall be accompanied by the payment in full for the number of Shares purchased. The purchase price of the Shares purchased pursuant to the exercise of the Option shall be the Exercise Price, which has been determined to be not less than the Fair Market Value of the Shares at the date of grant of the Option. Payment for the Shares shall be made in cash or certified or bank check.

        5.2   At the time of exercise, Optionee shall pay to the Company such amount as the Company deems necessary to satisfy its obligation to withhold Federal, state or local income or other taxes incurred by reason of the exercise of the Option granted hereunder. Such payment shall be made in cash or by certified or bank check.

        6.    Issuance of Shares.    Except as otherwise provided in the Plan or this Agreement, as promptly as practicable after receipt of such written notification of exercise and full payment of the Exercise Price and any required income tax withholding, the Company shall issue or Transfer to Optionee the number of Shares with respect to which the Option has been so exercised.

        7.    Securityholder Agreement; Transfer Restrictions.

        7.1   By Optionee's execution of this Agreement, Optionee hereby agrees that (i) the Option and any Shares that may be issued upon the exercise thereof are "Shares" as defined in and governed by that certain Securityholder Agreement, dated June 23, 2003, by and between the Company and the shareholders party thereto (the "Securityholder Agreement") and (ii) that Optionee is subject to all the provisions of, is bound by, and is a party to, such Securityholder Agreement as a "Shareholder" (as defined therein).

        7.2   Optionee may not sell, assign, transfer, pledge, hypothecate or dispose of (by gift or otherwise) or in any way encumber (each, a "Transfer") the Option other than to a designated beneficiary upon death or by will or the laws of descent and distribution. The Option is exercisable during Optionee's lifetime only by Optionee. No Transfer of the Option, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise (except to a designated beneficiary, upon death, by will or the laws of descent and distribution), shall vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon such Transfer the Option shall terminate and become of no further effect.

        7.3   Optionee shall not Transfer, all or any part of the Shares issued pursuant to or as a result of this Agreement, except in compliance with the terms of the Plan and the Securityholder Agreement or as otherwise required by law.

        7.4   Optionee should be aware that he may be required to bear the financial risks of this investment for an indefinite period of time.

        8.    Rights as Stockholder.    Optionee or a transferee of the Option shall have no rights as a stockholder with respect to any Shares until he or she shall have become the holder of record of such Shares, and no adjustment shall be made for dividends or distributions or other rights in respect of such Shares for which the record date is prior to the date upon which Optionee or such transferee shall become the holder of record thereof.

        9.    Adjustments.    The Option may be adjusted or terminated in any manner as contemplated by the Plan.

        10.    Compliance with Law.    Notwithstanding any of the provisions hereof, Optionee hereby agrees that he will not exercise the Option, and that the Company will not be obligated to issue or Transfer any Shares to Optionee hereunder, if the exercise hereof or the issuance or Transfer of such Shares shall constitute a violation by Optionee or the Company of any provisions of any law or regulation of any governmental authority. Any determination in this connection by the Committee shall be final, binding and conclusive. The Company shall in no event be obliged to register any securities pursuant to the Securities Act (as now in effect or as hereafter amended) or to take any other affirmative action in order to cause the exercise of the Option or the issuance or Transfer of Shares pursuant thereto to comply with any law or regulation of any governmental authority.

        11.    Notice.    Every notice or other communication relating to this Agreement shall be in writing, and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated by it in a notice mailed or delivered to the other party as herein provided; provided, that, unless and until some other address be so designated, all notices or communications by Optionee to the Company shall be mailed or delivered to the Company at its principal executive office, and all notices or communications by the Company to Optionee may be given to Optionee personally or may be mailed to Optionee at his address as recorded in the records of the Company.

        12.    Governing Law.    The law of the State of Delaware shall govern all questions concerning the construction, validity and interpretation of the Plan and this Agreement, without regard to such state's conflicts of law rules.

        13.    Plan.    The terms and provisions of the Plan are incorporated herein by reference, and Optionee hereby acknowledges receiving a copy of the Plan. In the event of a conflict or inconsistency between the terms and provisions of the Plan (other than such terms and provisions that are discretionary) and the provisions of this Agreement, the Plan shall govern and control. Capitalized terms used herein but not otherwise defined shall have the meanings given to them in the Plan.

        14.    Notice of Disqualifying Disposition.    If Optionee sells or otherwise disposes of any of the Shares acquired pursuant to an ISO on or before the later of (i) the date that is two years after the Date of Grant, and (ii) the date that is one year after transfer of such Shares to Optionee upon exercise of the Option, Optionee shall immediately notify the Company in writing of such disposition. Optionee agrees that he may be subject to income tax withholding by the Company on the compensation income recognized by Optionee from the early disposition by payment in cash or out of the current wages or other compensation payable to Optionee.

        15.    Tax Consequences.    Set forth below is a brief summary as of the effective date of the Plan of some of the federal tax consequences of exercise of the Option and disposition of the Shares. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. PARTICIPANT SHOULD CONSULT A TAX ADVISOR BEFORE EXERCISING THE OPTION OR DISPOSING OF THE SHARES.

        15.1 There will be no regular federal income tax liability upon the exercise of the Option, although the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price will be treated as a tax preference item for federal alternative minimum tax purposes and may subject Optionee to the alternative minimum tax in the year of exercise.

        15.2 If the Shares are held for more than 12 months after the date of the transfer of the Shares pursuant to the exercise of an ISO and are disposed of more than two years after the Date of Grant, any gain realized on disposition of the Share will be treated as long term capital gain for federal income tax purposes. If Shares purchased under an ISO are disposed of within the applicable one-year or two-year period, any gain realized on such disposition will be treated as compensation income (taxable at ordinary income rates) to extent of the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price.

        15.3 The Company may be required to withhold from Optionee's compensation or collect from him and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income.

        16.    Binding Effect; Successors and Assigns.    The Company may assign any of its rights under this Agreement. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement shall be binding upon Optionee and his heirs, executors, administrators, legal representatives, successors and assigns or any other assignee or transferee of the Option or Shares Transferred in accordance with this Agreement.

        17.    Market Standoff Agreement.    If, prior to an initial public offering of the equity securities of the Company, the underwriters require that any officers and directors of the Company agree not to effect any disposition of any equity security of the Company or of any security convertible into or exchangeable or exercisable for any equity security of the Company (in each case, other than as part of such underwritten public offering), Optionee agrees to the same during the 180-day period (or such longer period as may be reasonably requested by the underwriter of such offering) beginning on, the effective date of such registration statement (except as a part of such registration).

        18.    No Right to Continuous Service.    Nothing contained in this Agreement or under the Plan shall confer upon any Participant any right with respect to the continuation of service with the Company, or interfere in any way with the right of the Company to terminate his or her Continuous Service at any time. Nothing contained in the Plan shall confer upon any Participant or other person any claim or right to any Award under the Plan.

[Signature Page Follows]

        IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized representative and Optionee has executed this Agreement effective as of the Date of Grant.

PINNACLE GAS RESOURCES, INC.	OPTIONEE
By:	(Signature)
Ron Barnes (Please print name)	(Please print name)
Chief Financial Officer (Please print title)

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PINNACLE GAS RESOURCES, INC. STOCK INCENTIVE PLAN STOCK OPTION AGREEMENT